EXHIBIT 99.1

PRESS RELEASE

DOLLAR TREE TO WEBCAST FOURTH ANNUAL CAPITAL MARKETS
CONFERENCE

CHESAPEAKE, Va. – October 7, 2004 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, will be webcasting its Fourth Annual Capital Markets Conference on October 11, 2004. Members of senior management will discuss the Company’s business and growth strategy. This webcast will be available live on the Company’s website, www.dollartree.com. A replay of the webcast will remain available for one week following the live event.

Dollar Tree operated 2,646 stores in 48 states as of October 4, 2004. The Company also operates a coast-to-coast logistics network of nine distribution centers. Dollar Tree is a member of the NASDAQ 100 index.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Adam Bergman, 757-321-5000
www.DollarTree.com